Exhibit 10.72

INVENTURE FOODS, INC.

PERFORMANCE SHARE RESTRICTED STOCK AGREEMENT

Inventure Foods, Inc. (the “Company”) hereby grants you,                        (“Employee”), a grant of Performance Shares of Restricted Stock. The date of this Agreement is                          .  Subject to the provisions set forth in this Agreement and the provisions of the Company’s Amended and Restated 2005 Equity Incentive Plan, a copy of which is attached hereto as Exhibit A (the “Plan”), the principal features of this grant are as follows:

NUMBER OF PERFORMANCE SHARES:

PERFORMANCE PERIOD

PURCHASE PRICE PER SHARE:	$0.01

PURCHASE DATE:	On or before

PERFORMANCE-BASED VESTING SCHEDULE:

Unless accelerated as provided below, Performance Shares vest on                      (the “Vesting Date”) based upon achievement of cumulative Board-approved annual EBITDA targets, as follows                                                                                                 .  Except as specifically provided below, Employee must remain employed by the Company through the Vesting Date for any Performance Shares to vest.

The number of Performance Shares that vest on the Vesting Date will be determined linearly from a baseline of $                   from zero to 100%, and will be determined using the Company’s audited financial statements.

Vesting will accelerate in the following manner:

•                  If Employee’s employment is terminated by the Company during the Performance Period without “Cause” as defined below, or if Employee resigns for “Good Reason” as defined below, then, for each full fiscal year of the Performance Period completed prior to such termination,            of the Performance Shares shall be eligible for vesting, proportionately based upon cumulative performance for such completed periods, measured against the base line.  All unvested Performance Shares shall automatically be forfeited.

•                  If Employee’s employment ends for any other reason prior to completion of the Performance Period, then none of the Performance Shares will be eligible for vesting and all of the Performance Shares shall automatically be forfeited.

•                  If the Company is involved in a significant acquisition or divestiture that does not constitute a “Change in Control” as defined below, then a portion of the Performance Shares shall be vested as if Employee had been terminated by the Company without Cause as of the closing date of such transaction, and vesting of the remaining portion of the Performance Shares shall be subject to a revised vesting formula determined by the Committee.

•                  Upon the occurrence of a “Change in Control” as defined below, all unvested Performance Shares shall be eligible for immediate vesting proportionately based upon the cumulative performance for the most recently completed fiscal year during the period, except to the extent that the vesting would cause a “280G Event” as defined below.

•                  The Committee retains the ability, in its discretion, to adjust the targets based upon excess capital expenditures or other material unforeseen events or changes, but there are no commitments or assurances that any changes will be made.

•                  “Change of Control” means the consummation of any of the following:

•                  Any transaction or series of transactions, whereby any person (as that term is used in Section 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as that term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than eighty percent (80%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; provided, that for purposes of this paragraph, the term “person” shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership in the Company, and (C) any such person in connection with a Non-Control Transaction defined below;

•                  Other than a Non-Control Transaction, any merger, consolidation, or any other corporate reorganization of the Company pursuant to which shares of Stock would be converted into cash, securities, or other property (other than a merger, consolidation or other reorganization with a wholly owned Subsidiary), if more than eighty percent (80%) of the combined voting power of the continuing or surviving entity’s securities entitled to vote in the election of directors outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;

•                  The sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Company (other than a sale, exchange, transfer or other disposition to one or more Subsidiaries, or under conditions that would constitute a Non-Control Transaction), provided that such assets represent at least eighty percent (80%) of the Company’s consolidated revenue for the preceding twelve months and at least eighty percent (80%) of the Company’s consolidated net income for the preceding twelve months; or

•                  The liquidation or dissolution of the Company.

•                  A “Non-Control Transaction” means any transaction the sole purpose of which is to change the jurisdiction of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

•                  “280G Event” means any payment on account of acceleration under this Agreement to the extent that such payment or portion thereof made in accordance with this Agreement, when considered in combination with any other “payments in the nature of compensation contingent on a change in the ownership or control” of the Company (as defined in Section 280G of the Internal Revenue Code and the regulations adopted thereunder) payable to or for the benefit of Employee under this Agreement, or under any other bonus plan, agreement or arrangement, shall exceed the maximum amount which the Company may pay without loss of deduction under Section 280G of the Internal Revenue Code or which Employee may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code. Nothing in this provision, however, is intended to imply that the benefits contemplated by this Agreement in fact constitute “payments in the nature of compensation contingent on a change in the ownership or effective control” of the Company, the nature of and the amount of which, either solely or in combination with any other benefits, would exceed amounts that the Company may pay without loss of deduction under Section 280G of the Internal Revenue Code or which Employee may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code.

•                  “Cause” means (i) an act of fraud, intentional dishonesty or theft adversely affecting the Company by Employee, (ii) noncompliance by Employee with the reasonable directives of the Board or its designees (except by reason of death or Disability), (iii) an allegation against Employee of discrimination by Employee based on race, sex, national origin, religion, handicap or age which is prohibited by applicable law if the Company has reason to believe any material portion of the allegations after an investigation conducted in accordance with any applicable Company policy, (iv) material violation by Employee of previously published Company policies and procedures or the Plan or Employee’s agreements with the Company, or (v) Employee’s conviction of a felony; provided, however, in the case of (ii) or (iv) above, Employee shall be provided with thirty (30) days written notice of such event, and Employee shall have ten (10) days to respond and/or propose a cure in writing.  If such noncompliance or material violations are not capable of cure, or if such noncompliance or material violations have not been cured within fifteen (15) days after the date of such written proposal by Employee, Cause shall be deemed to exist.

•                  “Good Reason” means any of the following: (i) a material reduction in Employee’s title, status, authority, or responsibility at the Company; or (ii) a material reduction in the benefits in effect for Employee, and comparable reductions have not been made in the benefit of the other members of senior management of the Company; or (iii) except with Employee’s prior written consent, relocation of Employee’s principal place of employment to a location more than 30 miles from the Company’s executive offices in Phoenix, Arizona; or (iv) any breach by the Company of its material obligations under Employee’s agreements with the Company unless such breach is cured within 30 days after written notice of breach from Employee.

Employee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), as the Shares vest, the fair value of such Shares will be reportable as ordinary income at that time.  Employee further understands that instead of being taxed when and as the Shares vest, Employee may elect to be taxed as of the Purchase Date of the Shares with respect to the fair value of all Shares on such date less the purchase price paid for the Shares.  Such election may only be made under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the Purchase Date.  The form for making this election may be provided by the Company for Employee’s convenience only.  Employee understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income as the Shares vest.  EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON EMPLOYEE’S BEHALF.  EMPLOYEE IS RELYING SOLELY ON EMPLOYEE’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

Employee’s signature below indicates Employee’s agreement and understanding that this grant is subject to all of the terms and conditions contained in this Agreement and the Plan attached hereto as Exhibit A, including without limitation provisions relating to vesting and forfeiture of shares covered by this grant.  PLEASE BE SURE TO READ THIS AGREEMENT AND THE PLAN IN THEIR ENTIRETY.

INVENTURE FOODS, INC.	EMPLOYEE

By:
Print Name:	Print Name:
Print Title:	Date:
Date:

TERMS AND CONDITIONS

1.             Incorporation of the Plan.  The Plan attached hereto is incorporated by reference into this Agreement, and any capitalized term not defined in this Agreement shall have the meaning ascribed to such term under the Plan.  To the extent that any provisions of this Agreement violates or is inconsistent with the Plan, the Plan shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

2.             Grant.  The Company hereby grants to the Employee        Performance Shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) at a purchase price of $0.01 per Share, subject to all of the terms and conditions in this Agreement. The Employee has until                            to make such purchase after which date Employee will have no further right to purchase the Shares under this Agreement.  The date on which Employee timely purchases the Shares hereunder shall be referred to as the “Purchase Date”.

3.             Shares Held in Escrow. Unless and until the Shares have vested in the manner set forth in paragraphs 4 or 5, such Shares will be issued in the name of the Employee and held by the Secretary of the Company as escrow agent (the “Escrow Agent”), and cannot be sold, transferred or otherwise disposed of, nor pledged or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Shares or otherwise note its records as to the restrictions on transfer set forth in this Agreement. The certificate or certificates representing such Shares will not be delivered by the Escrow Agent to the Employee unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

4.             Vesting Schedule. Except as provided in Section 5, and subject to Section 6, Shares subject to this grant will vest in accordance with the Performance-Based Vesting Schedule set forth on the facing page hereof.

5.             Board Discretion. The Board, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares at any time. If so accelerated, such Shares will be considered as having vested as of the date specified by the Board.

6.             Forfeiture.  Notwithstanding any contrary provision of this Agreement, the balance of the Shares that have not vested pursuant to paragraphs 4 or 5 will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date the Employee’s employment with the Company terminates for any reason. The Employee will not be entitled to a refund of the price paid for any Shares returned to the Company pursuant to this paragraph 6. The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination.

7.             Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the Employee’s designated beneficiary, or if no beneficiary survives the Employee, to the administrator or executor of the Employee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.             Withholding.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares may be released from the escrow established pursuant to paragraph 3 unless and until satisfactory arrangements (as determined by the Board) will have been made by the Employee with respect to the payment of income and employment taxes which the Company determines must be withheld with respect to such Shares.

9.             Rights as Shareholder.  Employee shall have all rights of a shareholder prior to the vesting of the Shares, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto.

10.           No Effect on Employment.  Only the terms of any written employment agreement between the Company and Employee (and not this Agreement) shall govern the terms of Employee’s employment, and nothing in this Agreement shall constitute any assurance of employment of Employee by the Company for any period, including any period necessary for the Shares to vest.  The Company will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause, subject to the terms of any such written employment agreement.

11.           Entire Agreement; Amendment.  This Agreement embodies the entire understanding and agreement of the parties in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind either party hereto.  This Agreement may be amended only by a writing executed by the Company and Employee that specifically states that it is amending this Agreement.  Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Employee, and provided that no such amendment adversely affects the rights of Employee hereunder without Employee’s written consent.  Without limiting the foregoing, the Board reserves the right to change, by written notice to Employee, the provisions of the Shares or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to the Shares which are then subject to restrictions as provided herein.

12.           Severability.  If all or any part of this Agreement is declared by any court or government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement not declared to be unlawful or invalid.  Any Section of this Agreement so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

13.           Binding Effect and Benefit.  This Agreement shall be binding upon and, subject to the conditions hereof, inure to the benefit of the Company, its successors and assigns, and Employee and Employee’s successors and assigns.

14.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona without regard to principles of conflicts of law.